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                                                                    Exhibit 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus and Registration Statement on Form S-4 of S3 Incorporated of our report dated January 29, 1999 relating to the consolidated financial statements and financial statement schedule of Diamond Multimedia Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus and Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, CA
August 16, 1999